UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2016 (October 24, 2016)

TD Ameritrade Holding Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35509	82-0543156
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South 108th Avenue, Omaha, Nebraska	68154
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (402) 331-7856

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On October 24, 2016, TD Ameritrade Holding Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Scottrade Financial Services, Inc., a Delaware corporation (“Scottrade”), Rodger O. Riney, as Voting Trustee of the Rodger O. Riney Family Voting Trust U/A/D 12/31/2012 (the “Voting Trust”) (in such capacity, the sole stockholder of Scottrade (the “Stockholder”)), and Alto Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Scottrade (the “Merger”), with Scottrade surviving as a wholly owned subsidiary of the Company. Immediately prior to the Merger and as a condition precedent thereto, pursuant to and subject to the terms and conditions set forth in a separate Agreement and Plan of Merger executed concurrently with the execution of the Merger Agreement (the “Bank Merger Agreement”), Scottrade Bank, a wholly owned subsidiary of Scottrade (“Scottrade Bank”) will merge with and into TD Bank, N.A. (“TDBNA”), a wholly-owned subsidiary of The Toronto-Dominion Bank (the “Bank Merger”). The aggregate cash consideration to be paid by TDBNA or one of its affiliates to Scottrade in the Bank Merger is an amount equal to Scottrade Bank’s tangible stockholders’ equity at closing, subject to certain adjustments, including for certain matters relating to Scottrade Bank’s securities portfolio prior to closing (the “Bank Merger Consideration”). The Bank Merger Consideration will be used to fund a portion of the consideration payable by the Company in the Merger.

The aggregate consideration to be paid by the Company in respect of all shares of Class A common stock, par value $0.01 per share and all shares of Class B common stock, par value $0.01 per share, of Scottrade, will consist of 27,685,493 shares of the Company’s common stock, par value $0.01 per share (the “Company Shares”), subject to adjustment as described below (the “Stock Consideration”), and $3.0 billion in cash, less certain of Scottrade’s transaction expenses and subject to a potential downward adjustment if Scottrade’s tangible stockholders’ equity at closing, subject to certain adjustments, is less than $1,765,339,481 (the “Cash Consideration”), which amount will be subject to further potential adjustment in respect of certain matters relating to Scottrade’s and its subsidiaries’ securities portfolios prior to closing, each as provided for in the Merger Agreement (such amount as adjusted, together with the Stock Consideration, the “Merger Consideration”). Pursuant to the Merger Agreement, in the event the Stock Consideration would represent more than 4.95% of the total outstanding Company Shares immediately following the closing of the Merger (the “Maximum Stock Consideration”), then the Stock Consideration will be reduced so that the amount of the Stock Consideration is equal to the Maximum Stock Consideration and additional cash will be paid as Cash Consideration in an amount equal to such reduction in the Stock Consideration multiplied by the average of the volume weighted averages of the trading prices of Company Shares on the NASDAQ Stock Market on each of the twenty (20) consecutive trading days ending on (and including) the trading day immediately prior to the closing date under the Merger Agreement (the “Closing VWAP”). In addition, the Cash Consideration payable at the closing of the Merger will be adjusted upwards or downwards by an amount equal to the product of (A) 1,384,275 and (B) the difference between the Closing VWAP and $36.12. The cash consideration payable to the Stockholder at the closing of the Merger will be based on an estimated closing statement delivered by the Stockholder at least five business days prior to the closing date, and will be subject to a customary post-closing adjustment process as set forth in the Merger Agreement. At the closing of the Merger, Company Shares with a value (based on the Closing VWAP) equal to 2.6% of the value (based on pre-closing estimates) of the Merger Consideration less the Bank Merger Consideration otherwise payable to the Stockholder will be deposited into a third-party custodian account (the “Escrow Account”) pursuant to an escrow agreement in an agreed form (the “Escrow Agreement”) to secure certain indemnification obligations of the Stockholder under the Merger

Agreement. At the closing of the Merger, the Company will also deposit into a separate third-party custodian account pursuant to a separate escrow agreement in an agreed form (the “Bank Escrow Agreement”), at the direction of TDBNA, a portion of the Cash Consideration equal to 10% of the Bank Merger Consideration to secure certain indemnification obligations of the Stockholder to TDBNA under the Bank Merger Agreement.

The parties’ respective obligations to complete the Merger are subject to certain conditions, including (1) the receipt of all requisite regulatory approvals, including the expiration or early termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approval from the Financial Industry Regulatory Authority and from any other regulatory authority whose consent is required under applicable law for the consummation of the transactions contemplated by the Merger Agreement, without the imposition of any materially burdensome regulatory condition, (2) the absence of an injunction or law prohibiting the Merger or the Bank Merger, (3) the execution and delivery of the Registration Rights Agreement (as described below), the Riney Stockholders Agreement (as described below) and the Escrow Agreement, (4) the completion of the Bank Merger immediately prior to the Merger and (5) the accuracy of all representations and warranties in the Merger Agreement made, and the performance of the obligations required to be performed under the Merger Agreement, by the Stockholder and Scottrade (in the case of the Company’s obligation to complete the Merger) and the Company (in the case of Scottrade’s obligation to complete the Merger) (subject in each case to certain materiality standards). The Company’s obligation to complete the Merger is further subject to the implementation and completion of Scottrade’s planned conversion of its technology and back office platforms from a proprietary system to a system run by Broadridge Securities Processing Solutions, Inc., which Scottrade has agreed to use reasonable best efforts to implement and complete as soon as practicable and prior to March 1, 2017 unless a mutually agreeable alternative is agreed upon between the Company and Scottrade.

The obligations of TDBNA, Scottrade and Scottrade Bank to complete the Bank Merger under the Bank Merger Agreement (which is a condition to the completion of the Merger under the Merger Agreement), are subject to certain similar conditions, including (1) the receipt of all requisite regulatory approvals under the Bank Merger Agreement, including from the Office of the Comptroller of the Currency, the Office of the Superintendent of Financial Institutions in Canada, and from any other regulatory authority whose consent is required under applicable law for the consummation of the transactions contemplated by the Bank Merger Agreement, without the imposition of any materially burdensome regulatory condition, (2) the absence of an injunction or law prohibiting the Merger or the Bank Merger, (3) the execution and delivery of the Bank Escrow Agreement, (4) the satisfaction or waiver of all closing conditions under the Merger Agreement (other than the condition relating to the completion of the Bank Merger) and the parties to the Merger Agreement standing ready, willing and able to complete the Merger immediately following the Bank Merger and having provided their written unconditional and irrevocable commitment to TDBNA to complete the Merger as promptly as possible following the Bank Merger, (5) the transfer of certain assets and liabilities from Scottrade Bank to Scottrade immediately prior to the Bank Merger (in the case of TDBNA’s obligation to complete the Bank Merger), and (6) the accuracy of all representations and warranties in the Bank Merger Agreement made, and the performance of the obligations required to be performed under the Bank Merger Agreement, by the Stockholder, Scottrade and Scottrade Bank (in the case of TDBNA’s obligation to complete the Bank Merger), and TDBNA (in the case of Scottrade’s and Scottrade Bank’s obligation to complete the Bank Merger) (subject in each case to certain materiality standards).

The Merger Agreement contains certain termination rights, including the right of either the Company or the Stockholder to terminate the Merger Agreement if the Merger has not occurred on or before the date that is fifteen months after the date of the Merger Agreement. Each of the Merger Agreement and the Bank Merger Agreement will automatically terminate if the other agreement is terminated in accordance with its terms prior to the completion of the merger contemplated by such other agreement.

The Merger Agreement contains customary representations and warranties of the Company, Merger Sub, Scottrade and the Stockholder. Each party has agreed to various covenants and agreements, including, among others, in the case of Scottrade an agreement to conduct its business in the ordinary course in all material respects during the period prior to the closing of the Merger and not to engage in certain transactions during this period, subject to certain exceptions. Pursuant to the Merger Agreement, at or prior to the first meeting of the Board of Directors of the Company (the “Board”) following the closing of the Merger, the Board will appoint Rodger O. Riney to serve as a member of the Board. If Mr. Riney is unable to serve at such time as a result of death, illness or similar incapacity, the Board will appoint another individual designated by the Stockholder, provided such substitute director satisfies certain requirements set forth in the Riney Stockholders Agreement (described below).

The Merger Agreement contains certain indemnification obligations on the part of each of the Stockholder and the Company for breaches of or inaccuracies in the representations and warranties or breaches of covenants on the part of the Stockholder or Scottrade (in the case of the Stockholder’s indemnification obligations) and the Company (in the case of the Company’s indemnification obligations), and, in the case of the Stockholder’s indemnification obligations, taxes and losses relating to taxes of the Stockholder or the holders of voting trust certificates in the Voting Trust (the “Certificate Holders”) or beneficiaries thereof, in each case, subject to certain limitations set forth in the Merger Agreement.

The execution of the Merger Agreement by the Stockholder constitutes the Stockholder’s irrevocable written consent to, and approval and adoption of, the Merger Agreement and the transactions contemplated thereby in lieu of any meeting of stockholders of Scottrade. Concurrently with entering into the Merger Agreement, the Certificate Holders and certain individual beneficiaries of the Voting Trust and Certificate Holders also agreed, among other things, to support the Merger Agreement, the Bank Merger Agreement and the transactions contemplated thereby.

The foregoing description of the Merger Agreement and the transactions and agreements contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement (as well as the other agreements described herein) has been included as an exhibit hereto solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company, Scottrade, the Stockholder or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement (and in any such other agreements) are made only for purposes of the Merger Agreement (or such other agreements, as applicable) and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement (or such other agreements, as applicable), including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Scottrade or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement (or such other agreements, as applicable), which subsequent information may or may not be fully reflected in public disclosures.

In connection with the transactions contemplated by the Merger Agreement and the Bank Merger Agreement, the Company, TDBNA and The Toronto-Dominion Bank (“TD Bank”) have also agreed to enter into a customary transition services agreement to effect the separation of the operations of Scottrade Bank from Scottrade and to certain related matters in connection therewith, and to indemnify one another for certain losses arising out of liabilities of or primarily related to the business of Scottrade Bank (in the case of TD Bank) or Scottrade and its subsidiaries other than Scottrade Bank (in the case of the Company).

Registration Rights Agreement

At the closing of the Merger, the Company, TD Bank, the Stockholder and the other stockholders described therein (the “Ricketts Stockholders”) will enter into a registration rights agreement (the “Registration Rights Agreement”) providing each of the Stockholder, TD Bank and the Ricketts Stockholders with certain customary registration rights with respect to the Company Shares respectively held by each of them. Pursuant to the Registration Rights Agreement, TD Bank, the Stockholder and the Ricketts Stockholders will each be entitled to certain customary demand registration, shelf takedown and piggyback registration rights with respect to their respective Company Shares, subject to certain customary limitations (including with respect to minimum offering size and maximum number of demands and underwritten shelf takedowns within certain periods). With respect to TD Bank and the Ricketts Stockholders, the Registration Rights Agreement will supersede and replace the Amended and Restated Registration Rights Agreement, dated as of June 22, 2005, by and among the Company, TD Bank and the Ricketts Stockholders.

The foregoing description of the Registration Rights Agreement and the transactions and agreements contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the form of Registration Rights Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Riney Stockholders Agreement

At the closing of the Merger, the Company and the Stockholder will enter into a stockholders agreement (the “Riney Stockholders Agreement”), setting forth, among other things, certain governance arrangements and certain rights and obligations of the Stockholder as a stockholder of the Company, including limitations on the acquisition of additional equity interests in the Company, customary standstill restrictions and prohibitions on taking certain actions relating to the Company, transfer restrictions and voting arrangements relating to the election or removal of directors as provided in the Stockholders Agreement among the Company and TD Bank, dated as of June 22, 2005, as amended (the “TD Stockholders Agreement”).

Pursuant to the Riney Stockholders Agreement, at or prior to the first meeting of the Board following the closing of the Merger, the Board will appoint Rodger O. Riney to serve as a member of the Board and thereafter at each annual or special meeting of stockholders of the Company at which the class of directors to which Mr. Riney is appointed are to be elected to the Board, will nominate Mr. Riney for election to the Board, recommend that the Company’s stockholders elect Mr. Riney to the Board, and solicit proxies for Mr. Riney to the same extent as it does for other director nominees. As described below, during the period that the Board is obligated to nominate Mr. Riney or his substitute to the Board, TD Bank will also be required to vote its shares in favor of Mr. Riney’s (or his substitute’s) election to the Board. If Mr. Riney is unable to serve as a member of the Board at the closing of the Merger, or at any time prior to the third anniversary of the date of the Riney Stockholders Agreement, in each case, as a result of death, illness or similar incapacity, the Board will appoint another individual designated by the Stockholder, subject to the reasonable consent of the Board, provided that such substitute director provides all reasonably requested background information and satisfies certain other requirements set forth in the

Riney Stockholders Agreement. If a substitute director other than Mr. Riney is appointed to the Board, such individual will be required to unconditionally resign as a director on the third anniversary of the date of the Riney Stockholders Agreement.

The Riney Stockholders Agreement will prohibit the Stockholder from transferring Company Shares unless such transfer is not to a transferee who following such transfer would hold 5% or more of the Company Shares, and for so long as Mr. Riney or a substitute director sits on the Board, such transfer satisfies the volume restrictions that would be applicable to sales of securities by affiliates of an issuer pursuant to Rule 144 under the Securities Act of 1933, as amended, subject to certain exceptions. The Riney Stockholders Agreement will also require the Stockholder to vote its Company Shares in favor of each director candidate nominated for election to the Board pursuant to the terms of the TD Stockholders Agreement and the Riney Stockholders Agreement. The Riney Stockholders Agreement will also contain customary standstill provisions and will generally prohibit the Stockholder from acquiring any additional Company Shares.

The Riney Stockholders Agreement will terminate on the earliest of (1) on or prior to the third anniversary of the date of the Riney Stockholders Agreement, the date on which the Stockholder ceases to beneficially own at least 66 2/3% of the Company Shares acquired by the Stockholder as Stock Consideration in the Merger, (2) after the third anniversary of the date of the Riney Stockholders Agreement, the date on which the Stockholder ceases to beneficially own at least 85% of the Company Shares acquired by the Stockholder as Stock Consideration in the Merger, and (3) at the election of the Stockholder upon not less than six months’ prior irrevocable notice to the Company, on a date following the fourth anniversary of the date of the Riney Stockholders Agreement (provided that certain standstill restrictions will continue for a period of six months after the date of such termination).

The foregoing description of the Riney Stockholders Agreement and the transactions and agreements contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the form of Riney Stockholders Agreement, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

TD Stockholders Agreement Amendment

On October 24, 2016, the Company, TD Bank and TD Luxembourg International Holdings S.à r.l. (“TD Lux”) entered into a letter agreement amending the terms of the TD Stockholders Agreement (the “Amendment Letter”) to accommodate the contemplated appointment of Mr. Riney (or a substitute, as applicable) to the Board pursuant to the Riney Stockholders Agreement following the closing of the Merger. The Amendment Letter terminates upon the earliest of (1) the termination of the Merger Agreement prior to the closing of the Merger, (2) the termination of the Riney Stockholders Agreement and (3) the resignation or removal of any substitute director as required pursuant to the terms of the Riney Stockholders Agreement as described above.

The foregoing description of the Amendment Letter and the transactions and agreements contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Amendment Letter, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

TD Subscription Agreement

On October 24, 2016, the Company, TD Bank and TD Lux entered into a subscription agreement (the “Subscription Agreement”) for the purchase of 11,074,197 Company Shares at a price of

$36.12 per share, for an aggregate purchase price of approximately $400 million, subject to the terms and conditions set forth in the Subscription Agreement, and in satisfaction of certain stock purchase rights of TD Bank and TD Lux set forth in the TD Stockholders Agreement. In the event that the Stock Consideration issuable under the Merger Agreement is reduced because the Stock Consideration would otherwise exceed the Maximum Stock Consideration, as described above, the number of shares subject to the Subscription Agreement will automatically be reduced proportionately.

The closing of the purchase of Company Shares pursuant to the Subscription Agreement will occur immediately prior to the closing of the Merger, subject to the satisfaction or waiver of the conditions set forth in the Subscription Agreement. Each party’s obligation to effect the closing under the Subscription Agreement is subject to (1) the satisfaction or waiver of all closing conditions set forth in the Merger Agreement, (2) the receipt of any requisite regulatory approvals, without the imposition of a materially burdensome regulatory condition, (3) the absence of an injunction or law prohibiting the consummation of the transactions contemplated by the Subscription Agreement, (4) the accuracy of the representations and warranties made by TD Bank and TD Lux (in the case of the Company’s obligation to effect the closing), and the Company (in the case of the TD Bank’s and TD Lux’s obligation to effect the closing) (subject in each case to certain materiality standards) and (5) in the case of TD Bank’s and TD Lux’s obligation to effect the closing, there not having occurred any event from the date of the Subscription Agreement through the closing date under the Subscription Agreement that has had or would reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the Company. The Subscription Agreement terminates automatically upon the termination of the Merger Agreement in accordance with its terms prior to the closing of the Merger, and may be terminated by mutual written agreement of the parties or by either party if the closing of the Merger has occurred and the closing under the Subscription Agreement has not occurred on or before the later of the date that is fifteen months after the date of the Subscription Agreement and forty-five days after the closing of the Merger as a result of the failure of the conditions under the Subscription Agreement to be satisfied or waived.

The foregoing description of the Subscription Agreement and the transactions and agreements contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Subscription Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Amendment to Insured Deposit Account Agreement

On October 24, 2016, the Company, TD Bank and certain of their respective affiliates entered into an amendment (the “IDA Amendment”), to the Insured Deposit Account Agreement effective as of January 1, 2013 (the “IDA”), to address, among other things, the addition of Scottrade to the IDA and the treatment of Scottrade’s brokerage accounts thereunder following the closing of the Merger. Pursuant to the IDA Amendment, the parties have agreed that (1) with respect to Scottrade brokerage accounts, the parties will cause the funds of Scottrade customers held in other money market sweep accounts prior to the closing of the Merger to be withdrawn and deposited with the money market deposit accounts of TD Bank’s U.S. bank subsidiaries within a specified number of days following the closing of the Merger or following the maturity date of the deposits (depending on the type of deposit), (2) new funds deposited by Scottrade customers after the closing of the Merger will be deposited with money market deposit accounts of TD Bank’s U.S. bank subsidiaries, (3) the existing funds of Scottrade customers in excess of the FDIC deposit insurance limits will be deposited into master accounts of TD Bank’s U.S. bank subsidiaries and (4) in certain other circumstances and for a specified period of time, the Company will be obligated to keep an amount of other uninsured deposits in master accounts at TD Bank’s U.S. bank subsidiaries. The IDA Amendment automatically terminates if the Merger Agreement or the Bank Merger Agreement terminates in accordance with their respective terms prior to the closing the Merger or the Bank Merger, as applicable.

The foregoing description of the IDA Amendment and the transactions and agreements contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the IDA Amendment, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The proposed issuances of Company Shares pursuant to the Merger Agreement and the Subscription Agreement in connection with the transactions described in Item 1.01 above, which are subject to the terms and conditions set forth in the Merger Agreement and the Subscription Agreement, respectively, have not been registered under the Securities Act of 1933, as amended, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and rules and regulations of the Securities and Exchange Commission promulgated thereunder. The Company Shares to be issued pursuant to the Merger Agreement will be issued to the Stockholder, an accredited investor, and the Company Shares to be issued pursuant to the Subscription Agreement will be issued to TD Lux, an accredited investor. The disclosure regarding each of the Merger Agreement and the Subscription Agreement under Item 1.01 above is incorporated in this Item 3.02 by reference.

Safe Harbor – Forward Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, including statements giving expectations or predictions of future financial or business performance or conditions. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions.

In particular, any projections or expectations regarding the proposed business combination transaction between the Company and Scottrade described herein, our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts or stock price, as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that change over time and could cause actual results or performance to differ materially from those contained in the forward- looking statements and historical performance. In addition to the risks, uncertainties and assumptions previously disclosed in the Company’s reports and documents filed with the SEC and those identified elsewhere in this communication, these risks, uncertainties and assumptions include, but are not limited to: the ability to obtain regulatory approvals and meet other closing conditions to the proposed transaction, including the completion of the merger of Scottrade Bank with and into TDBNA, on the expected terms and schedule; delay in closing the transaction; difficulties and delays in integrating the Company’s and Scottrade’s respective businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the Company’s and Scottrade’s respective businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; the inability to realize synergies or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of regulatory bodies and legislative and regulatory actions and reforms, general economic and political conditions and other securities industry risks, fluctuations in interest rates, stock market fluctuations and changes in client trading activity, credit risk with clients and counterparties, increased competition, systems failures, delays and capacity constraints, network security risks, liquidity risks, new laws and regulations affecting our businesses, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K, filed with the SEC on November 20, 2015 and our subsequent Quarterly Reports on Form 10-Q filed thereafter and other reports and documents we file with the SEC. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time and speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward- looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 24, 2016, by and among Scottrade Financial Services, Inc., Rodger O. Riney, as Voting Trustee of the Rodger O. Riney Family Voting Trust U/A/D 12/31/2012, TD Ameritrade Holding Corporation and Alto Acquisition Corp.*

10.1	Letter Agreement, dated as of October 24, 2016, by and among TD Ameritrade Holding Corporation, The Toronto-Dominion Bank and TD Luxembourg International Holdings S.à r.l.

10.2	Subscription Agreement, dated as of October 24, 2016, by and among TD Ameritrade Holding Corporation, The Toronto-Dominion Bank and TD Luxembourg International Holdings S.à r.l.

10.3	Amendment No. 1, dated as of October 24, 2016, to the Insured Deposit Account Agreement by and among TD Bank USA, National Association, TD Bank, N.A., TD Ameritrade, Inc., TD Ameritrade Clearing, Inc., TD Ameritrade Trust Company and solely for purposes of Sections 7(b), 14 and 15(c), The Toronto-Dominion Bank, effective as of January 1, 2013

99.1	Form of Registration Rights Agreement, by and among TD Ameritrade Holding Corporation, Rodger O. Riney, as Voting Trustee of the Rodger O. Riney Family Voting Trust U/A/D 12/31/2012, The Toronto-Dominion Bank and the other stockholders described therein

99.2	Form of Stockholders Agreement by and among TD Ameritrade Holding Corporation and Rodger O. Riney, as Voting Trustee of the Rodger O. Riney Family Voting Trust U/A/D 12/31/2012

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION

Date: October 28, 2016	By:	/s/ Ellen L.S. Koplow
	Name:	Ellen L.S. Koplow
	Title:	Executive Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 24, 2016, by and among Scottrade Financial Services, Inc., Rodger O. Riney, as Voting Trustee of the Rodger O. Riney Family Voting Trust U/A/D 12/31/2012, TD Ameritrade Holding Corporation and Alto Acquisition Corp.*

10.1	Letter Agreement, dated as of October 24, 2016, by and among TD Ameritrade Holding Corporation, The Toronto-Dominion Bank and TD Luxembourg International Holdings S.à r.l.

10.2	Subscription Agreement, dated as of October 24, 2016, by and among TD Ameritrade Holding Corporation, The Toronto-Dominion Bank and TD Luxembourg International Holdings S.à r.l.

10.3	Amendment No. 1, dated as of October 24, 2016, to the Insured Deposit Account Agreement by and among TD Bank USA, National Association, TD Bank, N.A., TD Ameritrade, Inc., TD Ameritrade Clearing, Inc., TD Ameritrade Trust Company and solely for purposes of Sections 7(b), 14 and 15(c), The Toronto-Dominion Bank, effective as of January 1, 2013

99.1	Form of Registration Rights Agreement, by and among TD Ameritrade Holding Corporation, Rodger O. Riney, as Voting Trustee of the Rodger O. Riney Family Voting Trust U/A/D 12/31/2012, The Toronto-Dominion Bank and the other stockholders described therein

99.2	Form of Stockholders Agreement by and among TD Ameritrade Holding Corporation and Rodger O. Riney, as Voting Trustee of the Rodger O. Riney Family Voting Trust U/A/D 12/31/2012

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

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